Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by              a.m., Eastern Time, on             , 2014.

Vote by Internet • Go to www.investorvote.com/LSBI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Special Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

1.	Approval of the Agreement and Plan of Merger dated June 3, 2014 (the “Merger Agreement”), between LSB Financial Corp. (the “Corporation”) and Old National Bancorp (“Old National”) and the related Plan of Merger, concerning the merger of the Corporation with and into Old National (the “Merger”).	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 1.

2.	Approval, on an advisory (non-binding) basis of the compensation of the named executive officers of the Corporation based on or related to the Merger and the agreements and understandings concerning such compensation.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 2.

3.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and the related Plan of Merger.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR Proposal 3.

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-STATED PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3.

4. Authorized Signatures. – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears on this card. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting

to be Held on             , 2014.

•        The Proxy Statement and Prospectus is available at www.lsbank.com/shareholder.htm

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy – LSB FINANCIAL CORP.

101 Main Street, Lafayette, Indiana 47901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph F. Williams and Todd C. Van Sickel, or either of them, as proxies, with full powers of substitution, and authorizes each to vote all the shares of LSB Financial Corp. common stock held of record by the undersigned at the close of business on             , 2014, at the special meeting of shareholders to be held on             ,             , 2014, at              .m. local time, and at all adjournments or postponements thereof, as designated on this proxy.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of LSB Financial Corp. on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than this proxy or a later dated proxy relating to the same shares of LSB Financial Corp. common stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from LSB Financial Corp. prior to the execution of this proxy, of the Notice of Special Meeting scheduled to be held on             , 2014, and a proxy statement and prospectus relating to the business to be addressed at the special meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned proxies. If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.